EXHIBIT 4.4

CERTIFICATE OF TRUST

OF

COLONIAL CAPITAL TRUST IV

This Certificate of Trust of Colonial Capital Trust IV (the “Trust”), dated August 22, 2003, is being duly executed and filed by the undersigned, as trustees of Colonial Capital Trust IV, for the purpose of forming a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) (the “Trust Act”).

1. Name. The name of the statutory trust formed hereby is Colonial Capital Trust IV.

2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by the Trust Act, is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Trust Act.

/s/ Sarah H. Moore

Name: Sarah H. Moore Title: Regular Trustee

/s/ Kamal Hosein

Name: Kamal Hosein Title: Regular Trustee

/s/ William A. McCrary

Name: William A. McCrary Title: Regular Trustee

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By: /s/ Patrick Burns

Name: Patrick Burns, SVP Title:

2